EXHIBIT B

VERIFICATIONS

The undersigned states that he has duly executed the attached Application, dated June 24, 2025, for and on behalf of:

MML Bay State Life Insurance Company

MML Bay State Variable Life Separate Account I

MML Bay State Variable Annuity Separate Account 1

The undersigned further states that he is the Vice President of MML Bay State Life Insurance Company, which is also the depositor of each Separate Account, and that all action by all bodies necessary to authorize the undersigned to execute and file such Application has been taken. The undersigned further states that he is familiar with such Application, and the contents thereof, and that the facts set forth therein are true to the best of his knowledge, information, and belief.

By:	/s/ Douglas Steele
Douglas Steele
Vice President MML Bay State Life Insurance Company

The undersigned states that he has duly executed the attached Application, dated June 24, 2025, for and on behalf of MML Series Investment Fund. The undersigned further states that he is the President of MML Series Investment Fund, and that all action by all bodies necessary to authorize the undersigned to execute and file such Application has been taken. The undersigned further states that he is familiar with such Application, and the contents thereof, and that the facts set forth therein are true to the best of his knowledge, information, and belief.

By:	/s/ Douglas Steele
Douglas Steele
President MML Series Investment Fund

The undersigned states that he has duly executed the attached Application, dated June 24, 2025, for and on behalf of MML Series Investment Fund II. The undersigned further states that he is the President of MML Series Investment Fund II, and that all action by all bodies necessary to authorize the undersigned to execute and file such Application has been taken. The undersigned further states that he is familiar with such Application, and the contents thereof, and that the facts set forth therein are true to the best of his knowledge, information, and belief.

By:	/s/ Douglas Steele
Douglas Steele
President MML Series Investment Fund II